                                                                   EXHIBIT 10.16


                                 TKT LETTERHEAD

                                        ______________, 1996


<<name>>
<<address>>

         Re:  Confidentiality. Inventions and Noncompetition
              ----------------------------------------------


Dear <<salutation>>:

This letter is being written for the purpose of setting forth certain of the terms of the understandings between Transkaryotic Therapies, Inc. (the "Company") and you in connection with your employment by the Company. If you are in agreement with these terms, please sign and date the last page of one copy of this letter and return it to the Company, whereupon this letter shall represent a legally binding agreement between the Company and you. Please keep the other copy of this letter for your files.

A. Consideration.
- -----------------

As consideration for your employment by the Company and as a condition of your employment by the Company, you hereby agree to the following:

1) CONFIDENTIALITY. You recognize and acknowledge that the Company's trade secrets, know-how and proprietary processes as they may exist from time to time (including, but not limited to, information regarding methods, cultures, subcultures, mutants, plasmids, synthesis techniques, gene mapping data, experimental animals and assay procedures) as well as the Company's, confidential business plans and financial data are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of your duties as an employee of the Company. In addition, you acknowledge that as an employee of the Company, you may be given access to confidential information regarding the research of certain consultants or advisors to the Company and other scientists who may enter into discussions with the Company ("Third Party Research"). You shall not, during or after the term of your employment by the Company, in whole or in part, disclose such secrets, know-how, processes, business plans, financial data or Third Party Research to any person, firm, corporation, association or other entity (except the Company) for any reason or purposes whatsoever, nor shall you make use of any property owned by the Company or of any Third Party Research for your own purposes or for the benefit of any third party (except the Company) under any circumstances during or after the term of your employment. These restrictions shall not apply to such secrets, know-how and processes which you can establish by competent proof:

         i. were known to you, other than under binder of secrecy, prior to your employment by the Company; or

         ii. have passed into the public domain prior to or after their development by or for the Company, or their disclosure to the Company, other than through acts or omissions attributable to you; or

         iii. were subsequently obtained, other than under binder of secrecy, from a third party not acquiring the information under an obligation of confidentiality from the disclosing party.

Upon termination of your employment with the Company, you shall promptly turnover to the Company all originals and copies which you may have of any of the Company's confidential information described in this Agreement or any Third Party Research. You will not disclose to the Company any confidential information, proprietary material, or trade secrets belonging to any former employer or other third party.

2) INTELLECTUAL PROPERTY. You hereby sell, transfer and assign to the Company, or to any person or entity designated by the Company, your entire right, title and interest in and to all inventions, ideas, discoveries, and improvements (including, but not limited to, cultures, subcultures, mutants, plasmids, synthesis techniques, gene mapping data, experimental animals and assay procedures), whether patented or unpatented, and materials subject to copyright, made or conceived by you, solely or jointly, during the term of your employment by the Company and for six (6) months thereafter which arise out of or in connection with research or other activities conducted by, for, or under the direction of the Company, whether or not conducted at the Company's facilities, or which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company. You acknowledge that all copyrightable materials developed or produced by you within the scope of your employment constitute works made for hire. you shall communicate promptly and disclose to the Company, in such form as the Company may reasonably request, all information, details and data pertaining to any such inventions, ideas, discoveries and improvements; and you shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents and shall give such testimony as may be necessary or required of you to permit the Company or any person or entity designated by the Company to file and prosecute patent applications and, as to material subject to copyright, to obtain copyrights thereof.

3) NONCOMPETITION. So long as you are employed by the Company, (and, if your employment is terminated for cause or terminated by you, for a period of one year thereafter), you shall not engage in any business (whether as an officer, director, owner, employee, partner, consultant, advisor or other direct or indirect participant) engaged in the commercial exploitation of research in gene therapy, gene mapping, or any other business which competes with the business of the Company, provided that during any period on which this covenant may be in effect, you may be employed as a faculty member of any educational institution or an employee of any non profit entity after termination of your employment by the Company. So long as you are employed by the Company and for a period of one year thereafter you shall not interfere with, disrupt or attempt to disrupt, the relationship (contractual or otherwise) between the Company and any of its customers, suppliers, lessors, lessees, employees, consultants research partners, creditors or investors. It is the intent of the Company and you that the provisions of this Paragraph 3 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any portion of this

Paragraph 3 shall be adjudicated to be invalid or unenforceable, this Paragraph 3 shall be deemed amended to delete therefrom the portion so adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Paragraph 3 in the particular jurisdiction in which such adjudication is made.

4) INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of Paragraphs 1, 2, or 3 of this Agreement, the Company shall be entitled to an injunction, without bond, restraining you from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

B.       Rights Conferred.
- --       -----------------

Nothing contained in this Agreement shall be construed as giving you any legal or equitable rights against the Company or any subsidiary corporation or any director, officer, employee, or agent thereof except for such rights as are expressly provided herein. Under no circumstances shall this Agreement be construed as a contract of continuing employment of you, nor shall this Agreement obligate the Company to continue your employment.

C.       Governing Law.
- --       --------------

This Agreement will be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

D.       Severability.
- --       -------------

If any portion of this Agreement shall, in whole or in part, provide to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and no other portion or provisions of this Agreement shall be invalidated or affected thereby.

Please indicate your acceptance and approval of the foregoing in the space provided below.

                                   TRANSKARYOTIC THERAPIES, INC.


                                   BY:

                                            Richard F. Selden
                                            Founder and Chief Executive Officer


ACCEPTED AND APPROVED:



<<signature>>
DATED: